UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2006
PENSON WORLDWIDE, INC.
(Exact name of registrant specified in its charter)

Delaware	001-32878	75-2896356

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (214) 765-1100
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 6, 2006, Penson Worldwide, Inc. (the “Company”) through its subsidiaries SAI Holdings, Inc., GHP1, Inc. and GHP2, LLC, entered into a purchase agreement (the “Purchase Agreement”) with Goldenberg, Hehmeyer & Co. (“GHCO”), Goldenberg LLC, Hehmeyer LLC, GHCO Partners LLC, GH Traders LLC, Ralph Goldenberg and Christopher Heymeyer. The terms and conditions of the Purchase Agreement filed as an exhibit to this Form 8-K are hereby incorporated by reference. Pursuant to this Purchase Agreement, the Company shall purchase all of the outstanding partnership interests of GHCO in exchange for consideration at closing of cash and Company Common Stock in aggregate value of Thirty-Five Million Dollars ($35,000,000), as adjusted for future book value calculations, and earn out payments to be made in cash or Common Stock, subject to certain limitations set forth in the Purchase Agreement.
Item 3.02. Unregistered Sale of Equity Securities.
The Company shall issue Common Stock pursuant to the Purchase Agreement described in Item 1.01 above, subject to certain conditions.
(a) The number of shares to be issued shall depend upon 1) the portion of the closing consideration or earn out payment that the principals of GHCO elect to be paid in Company Common Stock, pursuant to the Purchase Agreement 2) limitations on Common Stock that may be paid in closing consideration or earn out payments pursuant to the Purchase Agreement and 3) the price of the Common Stock, which shall be the closing price quoted on the NASDAQ for the five trading days ending prior to the date of determination.
(c) The Common Stock, whether issued at the closing of the Purchase Agreement transaction or for any earn out payment, shall be issued as part of the consideration for the purchase of all of the outstanding partnership interests of GHCO pursuant to the Purchase Agreement.
(d) The shares will not be registered under the Securities Act of 1933, as amended, by virtue of the exemption provided under Section 4(2) and Rule 506 promulgated thereunder.
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.
Cautionary Statements
The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement that we have attached to this Current Report on Form 8-K as an exhibit. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, as they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.
Note on Forward Looking Statements
Statements contained in this Current Report on Form 8-K that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. The Company’s actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Purchase Agreement, dated as of November 6, 2006, by and among SAI Holdings, Inc., GHP1, Inc. and GHP2, LLC, Goldenberg, Hehmeyer & Co., Goldenberg LLC, Hehmeyer LLC, GHCO Partners LLC, GH Traders LLC, Ralph Goldenberg and Christopher Heymeyer.

99.1	Press release, dated November 6, 2006, announcing the execution of the Purchase Agreement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: November 6, 2006	By:	/s/ Kevin W. McAleer
	Name:	Kevin W. McAleer
	Title:	Chief Financial Officer